EXHIBIT 3

                               EXCHANGE AGREEMENT

           EXCHANGE AGREEMENT (this "Agreement"), dated as of August 13, 2004, by and between Boots & Coots International Well Control, Inc. (the "Company"), a Delaware corporation and The Prudential Insurance Company of America, a New Jersey corporation ("Prudential"). Capitalized terms used herein but not defined herein are used as defined in the Restructuring Agreement (as defined below).

                              W I T N E S S E T H:

           WHEREAS, the Company and Prudential are parties to the Subordinated Note Restructuring Agreement, dated as of December 28, 2000 (as amended to the date hereof, the "Restructuring Agreement"), as amended by the Amendment, Consent and Waiver dated as of March 29, 2002, the Second Amendment, Consent and Waiver dated as of June 29, 2002, the Third Amendment, Consent and Waiver dated as of July 1, 2003, the Fourth Amendment, Consent and Waiver dated as of November 14, 2003 and the Fifth Amendment, Consent and Waiver dated as of the date hereof (the "Fifth Amendment"), pursuant to which Prudential agreed to cancel and terminate the Preexisting Obligations in consideration for the Company's fulfillment of its obligations set forth in the Restructuring Agreement and delivery of the Company Closing Deliveries;

           WHEREAS, the Company Closing Deliveries included, among other items, the issuance and delivery of the Series E Stock, the Series G Stock and the Warrants;

           WHEREAS, Prudential currently holds: 582 shares of the Series E Stock (the "Outstanding Series E Stock"); Warrants to purchase an aggregate of 9,672,598 shares of Common Stock (before giving effect to the Company's October 2, 2003 one for four reverse stock split, the "Outstanding Warrants"); accrued but unpaid dividends (i) on the Series E Stock of $312,865 (the "Outstanding Series E Accrued Dividend"), and (ii) on the Series G Stock of $264,447 (the "Outstanding Series G Accrued Dividend" and, together with the Outstanding Series E Accrued Dividend, the "Accrued Dividends");

           WHEREAS, the Outstanding Series E Stock, the Outstanding Warrants and the Accrued Dividends are collectively referred to herein as the "Outstanding Securities"; and

           WHEREAS, each of the Company and Prudential desires to enter into this Agreement to recapitalize Prudential's holdings in securities of the Company, exchanging the Outstanding Securities for Common Stock, subject to the conditions set forth herein.

           NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement, the parties to this Agreement mutually agree as follows:

           1. EXCHANGE.

                      (a) Exchange of Securities. Effective immediately following execution and delivery of this Agreement, Prudential shall deliver to the Company, at the location specified in Section 1(b)


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           hereof, all of the certificated Outstanding Securities (including all original stock certificates evidencing the Series E Stock and original Warrants). Upon receipt of the certificated Outstanding Securities from Prudential, and in exchange for all of the Outstanding Securities (including the Accrued Dividends), the Company shall immediately deliver to Prudential (collectively, the "Exchange"): (i) an aggregate of 1,829,635 shares of Common Stock
           (the "Shares") of which, (x) 1,559,791 shares of Common Stock (the "DWAC Shares") shall be delivered to Prudential in the form and manner set forth in Section 1(c) hereof and (y) the remaining 269,844 shares of Common Stock comprising the Shares shall be delivered to Prudential in certificated form bearing a legend restricting transfer; and (ii) the executed opinion of counsel to the Company addressed to Prudential covering the items substantially in the form of Exhibit A hereto (the "Opinion").

                      (b) Delivery of the Outstanding Securities to the Company. The certificated Outstanding Securities shall be delivered on the date hereof at the office of the Company's legal counsel: Thompson & Knight LLP, 333 Clay Street, Suite 3300, Houston, Texas 77002, attention: William T. Heller IV, Esq. Following receipt of such certificated Outstanding Securities, the Shares shall be immediately issued by the Company in the forms specified in Sections 1(a) and 1(c) hereof, and the Opinion shall be immediately delivered to Prudential. The Company shall thereafter cancel and retire the Outstanding Securities (including the Accrued Dividends), and all claims Prudential may have to such securities shall be null, void and of no further effect.

                      (c) Delivery of the DWAC Shares to Prudential. The DWAC Shares shall be delivered to Prudential pursuant to Section 1(a) in street name without any restrictive legend or "stop transfer" instructions restricting further transfer via the Depository Trust Company's Deposits and Withdrawal at Custodian (DWAC) system to the account of its DTC-participating broker at the address set forth on Exhibit B hereto.

           2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to Prudential as follows:

                      (a) Corporate Organization. The Company is a corporation duly organized, validly existing, and in good standing, under the laws of the State of Delaware, and has all requisite corporate power and authority to conduct its business as it is now being conducted and to own, lease and operate its property and assets.

                      (b) Capitalization. All the outstanding shares of capital stock of the Company, including the Shares, have been duly authorized and issued and are fully paid and nonassessable. The Shares are free and clear of any preemptive rights, security interest, adverse claims, liens or encumbrances and, additionally, in the case of the DWAC Shares, such shares are free and clear of any restrictive legend or "stop transfer" instructions restricting further transfer, and are freely tradable by Prudential upon delivery. Prior to the Exchange,


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           Prudential was the sole holder of (i) Series E Stock and of (ii) the right to accrued but unpaid dividends on either Series E Stock or Series G Stock.

                      (c) Issuance of the Outstanding Securities; No Transfers. The Company issued the Outstanding Series E Stock and the Outstanding Warrants on December 28, 2000, in connection with the closing of the transactions contemplated by the Restructuring Agreement. The Accrued Dividends were accrued pursuant to the terms of the respective series of Preferred Stock to which they relate. The Company has not recorded, nor been requested to record, a transfer of any of the Outstanding Securities on its corporate records.

                      (d) Authorization. The Company has all requisite authority and power to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all required action of the Company. This Agreement has been duly and validly executed and delivered by the Company and, assuming this Agreement is duly authorized, executed and delivered by Prudential, constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

                      (e) Consents and Approvals; No Violations. Neither the execution and delivery of this Agreement nor the Company's consummation of the transactions contemplated hereby will (i) conflict with or violate any provision of the Certificate of Incorporation or By-Laws of the Company, (ii) require any consent of, or filing with, or notification to, any governmental entity or stock exchange by the Company, except such as shall have been previously obtained, if any, (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration of any obligation to repay) under, any of the terms, conditions or provisions of any material obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their respective property or assets may be bound, (iv) violate any material order of any governmental entity or stock exchange applicable to the Company or any of its subsidiaries, or (v) result in the creation of any encumbrance against or with respect to the Shares or any assets of Company or any of its subsidiaries.

                      (f) No Registration. Assuming the representations of Prudential contained in this Agreement are true, correct and complete, it is not necessary in connection with the Exchange, in the manner contemplated by this Agreement, to register the Shares under the Securities Act of 1933, as amended.

                      (g) Brokers and Finders. None of the Company nor any of its subsidiaries nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any investment banking fees, brokerage fees, commissions or


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           finders' fees in connection with the transactions contemplated by this Agreement.

                      (h) No Material Nonpublic Information Disclosed. In the course of the negotiation of this Agreement and the Fifth Amendment, and other discussions or by any disclosure made hereby, since March 30, 2004, none of the Company nor, to the best of its knowledge, any of its affiliates, directors, officers, employees or agents have disclosed any material nonpublic information to Prudential or any of its affiliates, directors, officers, employees or agents.

           3. REPRESENTATIONS AND WARRANTIES OF PRUDENTIAL. Prudential represents and warrants to the Company as follows:

                      (a) Issuance and Ownership of the Outstanding Securities; No Transfers. Prudential received the Outstanding Series E Stock and the Outstanding Warrants on December 28, 2000, in connection with the closing of the transactions contemplated by the Restructuring Agreement. Prudential has held such securities at all times since such date. The Accrued Dividends were accrued pursuant to the terms of the respective series of Preferred Stock to which they relate. Prudential possesses full right, power and authority to sell, assign, transfer and deliver the Outstanding Securities.

                      (b) Authorization. Prudential has all requisite authority and power to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all required action of the Prudential. This Agreement has been duly and validly executed and delivered by Prudential and, assuming this Agreement is duly authorized, executed and delivered by the Company, constitutes a valid and binding agreement of Prudential, enforceable against Prudential in accordance with its terms.

                      (c) Consents and Approvals; No Violations. Neither the execution and delivery of this Agreement nor Prudential's consummation of the transactions contemplated hereby will (a) conflict with or violate any provision of the governing documents of Prudential, (b) require any consent of, or filing with, or notification to, any governmental entity or stock exchange by Prudential, other than the amendment to Prudential's Schedule 13D filing with the Securities and Exchange Commission with respect to its holding of securities of the Company, and except such consents, filings or notifications as shall have been previously obtained, if any, (c) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration of any obligation to repay) under, any of the terms, conditions or provisions of any material obligation to which Prudential is a party or by which Prudential or any of its subsidiaries or any of their respective property or assets may be bound, (d) violate any material order of any governmental entity or stock exchange applicable to Prudential or any of its subsidiaries, or (e) result in the creation


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           of any encumbrance against or with respect to the Shares or any assets Prudential.

                      (d) Brokers and Finders. Neither Prudential nor any of its affiliates, nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any investment banking fees, brokerage fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement.

           4. TERMINATION OF PARTICIPATION RIGHTS AGREEMENT.

                      (a) Participation Rights Agreement. Effective upon delivery and confirmation of the Shares by the Company to Prudential, the Participation Rights Agreement shall be terminated, and all rights of any party thereunder shall be null, void and of no further effect.

           5. AGREEMENTS OF THE COMPANY AND PRUDENTIAL.

                      (a) Further Assurances. Subject to the terms and conditions herein provided, each of the Company and Prudential agrees to use its commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. If at any time after the date hereof any further action is necessary or desirable to carry out the purposes of this Agreement, the parties hereto shall, at their own respective expense, take or cause to be taken all such necessary action, including, without limitation, the execution and delivery of such further instruments and documents as may be reasonably requested by any party for such purposes or otherwise to consummate and make effective the transactions contemplated hereby.

                      (b) Confidentiality. The Company and Prudential expressly agree that the provisions of Section 12.8 of the Restructuring Agreement shall hereby apply to the disclosure of information by any of the Company and Prudential pursuant to this Agreement.

                      (c) Effect on the Restructuring Agreement. The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Prudential under any of the Note Documents, nor constitute a waiver or amendment of any other provision of any of the Note Documents or for any purpose except as expressly set forth herein.

                      (d) Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart


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           so that all signature pages are attached to the same document.
           Delivery of an executed counterpart by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

                      (e) Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York.

                      (f) Section Titles. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

                      (g) Notices. All communications and notices hereunder shall be given as provided in the Restructuring Agreement.

                      (h) Severability. The fact that any term or provision of this Agreement is held invalid, illegal or unenforceable as to any person in any situation in any jurisdiction shall not affect the validity, enforceability or legality of the remaining terms or provisions hereof or the validity, enforceability or legality of such offending term or provision in any other situation or jurisdiction or as applied to any person.

                      (i) Successors. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

                      (j) Waiver of Jury Trial. Each of the parties hereto irrevocably waives trial by jury in any action or proceeding with respect to This Agreement.






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           IN WITNESS WHEREOF, the parties hereto have caused this Exchange
Agreement to be executed by their respective officers and general partners thereunto duly authorized on the date first written above.



                              BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.

                              By: /s/ Jerry Winchester
                                  --------------------------------------------
                                  Name: Jerry Winchester
                                  Title: President and Chief Executive Officer



                              THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

                              By: /s/ Gwendolyn S. Foster
                                  --------------------------------------------
                                  Name: Gwendolyn S. Foster
                                  Title: Vice President





















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